 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 27, 2021

IVERIC bio, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36080	20-8185347
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five Penn Plaza, Suite 2372
New York, NY 10001
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (212) 845-8200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐                                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ISEE	The Nasdaq Global Select Market

    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☐
    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Executive Compensation

On September 27, 2021, the Compensation & Talent Strategy Committee of the board of directors of IVERIC bio, Inc. (the “Company”), approved adjustments to the severance and change in control benefits for the Company’s Chief Executive Officer, Mr. Glenn P. Sblendorio as follows:

•In the event that Mr. Sblendorio's employment is terminated without “cause” or if Mr. Sblendorio terminates his employment for “good reason” within one year following a “change in control event” (as such term is defined in the Company’s 2013 Stock Incentive Plan), he will be entitled to receive an amount equal to 24 months of his base salary; his target short-term cash incentive opportunity for the year in which his employment is terminated; provided he elects to continue his and his eligible dependents’ participation in the Company’s medical and dental benefit plans pursuant to COBRA, reimbursement for monthly premium payments to continue such coverage for up to 24 months immediately following termination of his employment; and, consistent with the terms of the Company’s 2013 Stock Incentive Plan with respect to options, full acceleration of vesting of any then-unvested equity awards held by him that vest solely based on the passage of time.

•In the event that Mr. Sblendorio's employment is terminated without “cause” or if Mr. Sblendorio terminates his employment with the Company for “good reason” absent a change in control event, he will be entitled to receive an amount equal to 18 months of his base salary; a pro-rated portion of his target short-term cash incentive opportunity for the year in which his employment terminates; and, provided he elects to continue his and his eligible dependents’ participation in the Company’s medical and dental benefit plans pursuant to COBRA, reimbursement for monthly premium payments to continue such coverage for up to 18 months immediately following termination of his employment.

The terms “cause” and “good reason” are defined in the existing severance benefits letter agreement between Mr. Sblendorio and the Company dated January 4, 2016. Mr. Sblendorio’s right to receive the foregoing severance benefits is contingent upon the execution and effectiveness of a separation agreement and release of claims in favor of the Company and its affiliates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IVERIC bio, Inc.

Date: October 1, 2021	By:	/s/ David F. Carroll
David F. Carroll
Senior Vice President, Chief Financial Officer and Treasurer

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